Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Systems Reports Second Quarter Fiscal 2021 Results

Second Quarter Highlights Include:
Revenue increased 9% over prior year with 9% organic growth
Bookings of $210 million yield a book-to-bill of 1.0
Record backlog of $945 million increased 30% over prior year
Completed acquisition of Physical Optics Corporation

ANDOVER, Mass. February 2, 2021 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the second quarter of fiscal 2021, ended January 1, 2021.
Management Comments
“The solid financial performance in the second quarter is a testament to the continued resilience of our people and business,” said Mark Aslett, Mercury’s President and Chief Executive Officer. “Revenue exceeded guidance while bookings surpassed $200 million for the seventh consecutive quarter. We completed the acquisition of Physical Optics Corporation which more than doubles our global avionics business and expands our collective footprint in the platform and mission management market. Our progress also reflects Mercury's continued strategic evolution as a technology leader, evidenced by our expanded market and product capabilities, and signified by our recently unveiled brand refresh. Given the acquisition of Physical Optics Corporation, we are substantially raising our FY21 guidance,” said Aslett.
Second Quarter Fiscal 2021 Results
Total Company second quarter fiscal 2021 revenues were $210.7 million, compared to $193.9 million in the second quarter of fiscal 2020. The second quarter fiscal 2021 results included an aggregate of approximately $0.2 million of revenue attributable to the Physical Optics Corporation acquired business.

Mercury Reports Second Quarter Fiscal 2021 Results, Page 2

Total Company GAAP net income for the second quarter of fiscal 2021 was $12.7 million, or $0.23 per share, compared to $15.7 million, or $0.29 per share, for the second quarter of fiscal 2020. Adjusted earnings per share (“adjusted EPS”) was $0.54 per share for the second quarter of fiscal 2021, compared to $0.53 per share in the second quarter of fiscal 2020.
Second quarter fiscal 2021 adjusted EBITDA for the total Company was $45.3 million, compared to $42.8 million for the second quarter of fiscal 2020.
Cash flows from operating activities in the second quarter of fiscal 2021 were $23.9 million, compared to $32.1 million in the second quarter of fiscal 2020. Free cash flow, defined as cash flows from operating activities less capital expenditures for property and equipment, was $10.2 million for the second quarter of fiscal 2021 and $20.7 million for the second quarter of fiscal 2020.
All per share information is presented on a fully diluted basis.
Bookings and Backlog
Total bookings for the second quarter of fiscal 2021 were $210.1 million, yielding a book-to-bill ratio of 1.00 for the quarter.
Mercury’s total backlog at January 1, 2021 was $945.3 million, a $217.8 million increase from a year ago. Of the January 1, 2021 total backlog, $598.0 million represents orders expected to be shipped within the next 12 months.
Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2021. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in the Second Quarter Fiscal 2021 Earnings Presentation and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance. Effective as of July 1, 2019, the Company's fiscal year has changed to the 52-week or 53-week period ending on the Friday closest to the last day in June. All references in this press release to the third quarter of fiscal 2021 are to the quarter ending April 2, 2021 and to full fiscal 2021 are to the 52-week period ending July 2, 2021.

For the third quarter of fiscal 2021, revenues are forecasted to be in the range of $245.0 million to $255.0 million. GAAP net income for the third quarter is expected to be approximately $15.9 million to $17.8 million, or $0.29 to $0.32 per share, assuming no incremental restructuring,
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2021 Results, Page 3

acquisition, other non-operating adjustments, non-recurring financing in the period, an effective tax rate, excluding discrete items, of approximately 26% and approximately 55.7 million weighted average diluted shares outstanding. Adjusted EBITDA for the third quarter of fiscal 2021 is expected to be in the range of $52.0 million to $54.5 million. Adjusted EPS is expected to be in the range of $0.59 to $0.63 per share.
For the full fiscal year 2021, we currently expect revenue of $925.0 million to $945.0 million, and GAAP net income of $69.1 million to $72.8 million, or $1.24 to $1.31 per share, assuming no incremental restructuring, acquisition, other non-operating adjustments, non-recurring financing in the period, an effective tax rate, excluding discrete items, of approximately 26% for the remainder of the year and approximately 55.5 million weighted average diluted shares outstanding. Adjusted EBITDA for the full fiscal year is expected to be approximately $201.0 million to $206.0 million, and adjusted EPS for the full fiscal year is expected to be approximately $2.35 to $2.42 per share.
Recent Highlights
December – Mercury announced the completion of its acquisition of Physical Optics Corporation (POC). Pursuant to the terms of the definitive agreement applicable to the acquisition, Mercury acquired POC for a purchase price of $310 million, subject to net working capital and net debt adjustments. The acquisition was funded through a combination of cash on hand and Mercury’s existing revolving credit facility.
December – Mercury announced it received a $14 million order from a leading defense prime contractor for digital signal processing modules for deployment in a multi-mode tactical radar application. The infusion of this advanced processing capability delivers earlier threat warnings by equipping the airborne radar with the ability to detect stealthier threats from farther away. The order was booked in the Company’s fiscal 2021 first quarter and is expected to be shipped over multiple quarters.
December – Mercury announced a new family of open architecture electromagnetic spectrum (EMS) processing subsystems, enabling customers to develop and deploy electronic warfare and signal intelligence solutions more rapidly and cost-effectively than typical custom solutions.
December – Mercury announced the MissionPak™ SLC ultra-portable secure solid-state drive (SSD) for mission-critical applications requiring reliability, security and ruggedization.
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Mercury Reports Second Quarter Fiscal 2021 Results, Page 4

Approximately the same size as a typical commercial USB flash drive, Mercury’s latest secure SSD has been precision-engineered to withstand the harshest operating environments while simultaneously protecting sensitive data from cyberattack.
November – Mercury announced it was named one of the Top Places to Work in Massachusetts in The Boston Globe's 13th annual list published online at Globe.com and featured in The Boston Globe Magazine on November 22, 2020. Top Places to Work recognizes the most admired workplaces in the state as voted by employees via an Energage survey that measures opinions about their company’s direction, execution, connection, management, work, pay and benefits, and engagement. More than 80,000 employees across 285 Massachusetts companies took part in the survey. Mercury was ranked #12 in the large employer's category.
October – Mercury announced it was named to Fortune magazine's 2020 List of 100 Fastest-Growing Companies. The annual Fortune list ranks public companies with market capitalization of $250 million or more, based on revenue growth rate, EPS growth rate and three-year annualized total return. Mercury achieved a ranking of #50 on the list and was the highest-ranked aerospace and defense company included.
October – Mercury announced it received the “Medium Manufacturer of the Year” award from the Arizona Manufacturers Council (AMC) during the 2020 Arizona Manufacturing Summit and awards ceremony held virtually on Friday, Oct. 23, 2020. Mercury’s Phoenix, Ariz., manufacturing facility received the award for its accomplishments in championing innovation, excellence, sustainability and leadership, and serving as a role model in the manufacturing sector.
October – Mercury announced that Chief Technology Officer Dr. William Conley was selected as a member of the Board of Advisors for Hudson Institute’s Center for Defense Concepts and Technology, a leading global authority on international security issues based in Washington, D.C.
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Mercury Reports Second Quarter Fiscal 2021 Results, Page 5

Conference Call Information
Mercury will host a conference call and simultaneous webcast at 5:00 p.m. ET on Tuesday, February 2, 2021, to discuss the second quarter fiscal 2021 results and review its financial and business outlook going forward.
To attend the live listen-only webcast, participants should register online at ir.mrcy.com/events-presentations. A replay of the webcast will be available two hours after the call and archived on the same web page for six months. Participants can alternately join via conference call, by pre-registering online at this link, or by dialing (888) 869-1189.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share (“adjusted EPS”), free cash flow, organic revenue and acquired revenue, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
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Mercury Reports Second Quarter Fiscal 2021 Results, Page 6

About Mercury Systems – Innovation That Matters®
Mercury Systems, Inc. (the “Company” or “Mercury”) is a leading technology company serving the aerospace and defense industry, positioned at the intersection of high-tech and defense. Headquartered in Andover, Massachusetts, the Company delivers solutions that power a broad range of aerospace and defense programs, optimized for mission success in some of the most challenging and demanding environments. The Company envisions, creates and delivers innovative technology solutions purpose-built to meet its customers’ most-pressing high-tech needs, including those specific to the defense community. To learn more, visit www.mrcy.com, or follow us on Twitter.
Investors and others should note that we announce material financial information using our website (www.mrcy.com), SEC filings, press releases, public conference calls, webcasts, and social media, including Twitter (twitter.com/mrcy and twitter.com/mrcy_CEO) and LinkedIn (www.linkedin.com/company/mercury-systems). Therefore, we encourage investors and others interested in Mercury to review the information we post on the social media and other communication channels listed on our website.
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Mercury Reports Second Quarter Fiscal 2021 Results, Page 7

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the acquisitions described herein and to fiscal 2021 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of epidemics and pandemics such as COVID, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to industrial security and cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 3, 2020. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
Michael D. Ruppert, CFO
Mercury Systems, Inc.
978-967-1990

Mercury Systems and Innovation that Matters are registered trademarks, and Ensemble Series, EnterpriseSeries, BuiltSAFE and BuiltSECURE are trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2021 Results, Page 8

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	January 1,	July 3,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$109,113	$226,838
Restricted cash	61,626	—
Accounts receivable, net	120,852	120,438
Unbilled receivables and costs in excess of billings	119,346	90,289
Inventory	218,410	178,093
Prepaid income taxes	700	2,498
Prepaid expenses and other current assets	15,686	16,613
Total current assets	645,733	634,769

Property and equipment, net	125,397	87,737
Goodwill	783,302	614,076
Intangible assets, net	310,345	208,748
Operating lease right-of-use assets	79,125	60,613
Other non-current assets	5,266	4,777
Total assets	$1,949,168	$1,610,720

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$48,175	$41,877
Deferred consideration	61,626	—
Accrued expenses	26,540	23,794
Accrued compensation	42,065	41,270
Deferred revenues and customer advances	33,447	18,974
Total current liabilities	211,853	125,915

Deferred income taxes	42,770	13,889
Income taxes payable	4,117	4,117
Long-term debt	160,000	—
Operating lease liabilities	84,335	66,981
Other non-current liabilities	15,462	15,034
Total liabilities	518,537	225,936

Shareholders’ equity:
Common stock	551	547
Additional paid-in capital	1,092,723	1,074,667
Retained earnings	340,939	312,455
Accumulated other comprehensive loss	(3,582)	(2,885)
Total shareholders’ equity	1,430,631	1,384,784
Total liabilities and shareholders’ equity	$1,949,168	$1,610,720

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Mercury Reports Second Quarter Fiscal 2021 Results, Page 9

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Second Quarters Ended		Six Months Ended
	January 1, 2021	December 27, 2019	January 1, 2021	December 27, 2019
Net revenues	$210,676	$193,913	$416,297	$371,217
Cost of revenues(1)	122,009	105,407	239,511	204,311
Gross margin	88,667	88,506	176,786	166,906

Operating expenses:
Selling, general and administrative(1)	31,596	32,804	64,500	62,774
Research and development(1)	28,128	24,660	55,545	46,530
Amortization of intangible assets	7,643	7,992	15,374	15,011
Restructuring and other charges	951	1,101	2,248	1,749
Acquisition costs and other related expenses	2,236	1,124	2,236	2,541
Total operating expenses	70,554	67,681	139,903	128,605

Income from operations	18,113	20,825	36,883	38,301

Interest income	60	312	132	1,499
Interest expense	(73)	—	(73)	—
Other expense, net	(981)	(351)	(1,827)	(1,785)

Income before income taxes	17,119	20,786	35,115	38,015
Income tax provision	4,433	5,110	6,631	3,092
Net income	$12,686	$15,676	$28,484	$34,923

Basic net earnings per share	$0.23	$0.29	$0.52	$0.64

Diluted net earnings per share	$0.23	$0.29	$0.51	$0.63

Weighted-average shares outstanding:
Basic	55,070	54,548	54,976	54,468
Diluted	55,434	55,001	55,385	55,037

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$369	$200	$664	$341
Selling, general and administrative	$5,619	$5,384	$11,295	$10,027
Research and development	$1,282	$947	$2,495	$1,822

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Mercury Reports Second Quarter Fiscal 2021 Results, Page 10

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Second Quarters Ended		Six Months Ended
	January 1, 2021	December 27, 2019	January 1, 2021	December 27, 2019
Cash flows from operating activities:
Net income	$12,686	$15,676	$28,484	$34,923
Depreciation and amortization	13,284	12,547	26,281	23,928
Other non-cash items, net	8,367	7,593	12,898	14,038
Changes in operating assets and liabilities	(10,398)	(3,750)	(20,795)	(16,513)

Net cash provided by operating activities	23,939	32,066	46,868	56,376

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(243,637)	—	(243,637)	(96,502)
Purchases of property and equipment	(13,775)	(11,324)	(24,753)	(20,919)
Proceeds from sale of investment	1,538	—	1,538	—

Net cash used in investing activities	(255,874)	(11,324)	(266,852)	(117,421)

Cash flows from financing activities:
Proceeds from employee stock plans	3,186	—	3,188	3
Borrowings under credit facilities	160,000	—	160,000	—
Payments for retirement of common stock	—	(375)	(66)	(14,937)

Net cash provided by (used in) financing activities	163,186	(375)	163,122	(14,934)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	366	371	763	84

Net (decrease) increase in cash, cash equivalents and restricted cash	(68,383)	20,738	(56,099)	(75,895)

Cash, cash equivalents and restricted cash at beginning of period	239,122	161,299	226,838	257,932

Cash, cash equivalents and restricted cash at end of period	$170,739	$182,037	$170,739	$182,037

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Mercury Reports Second Quarter Fiscal 2021 Results, Page 11

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Other non-operating adjustments. The Company records other non-operating adjustments such as gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. These adjustments may vary from period to period without any direct correlation to underlying operating performance.

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made and license agreements. These intangible assets are valued at the time of acquisition, are amortized over a period of several years after acquisition and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

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Mercury Reports Second Quarter Fiscal 2021 Results, Page 12

Acquisition and financing costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. Although we may incur such third-party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facility. The Company also incurs non-cash financing expenses associated with obtaining its credit facility. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although we may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company's business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

COVID related expenses. The Company incurred costs associated with the COVID pandemic. These costs relate primarily to enhanced compensation and benefits for employees as well as incremental supplies and services to support social distancing and mitigate the spread of COVID. These costs include the Mercury Employee COVID Relief Fund, which was established to support employees experiencing financial burdens resulting from the COVID pandemic. The intent of this fund is to provide relief for employees who may otherwise be unable to pay for basic necessities, unexpected care for immediate family members, or other urgent needs that promote their health and safety during the current Coronavirus crisis. These costs also include expanded sick pay related to COVID, overtime, meals and other compensation-related expenses. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance,
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2021 Results, Page 13

evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Second Quarters Ended		Six Months Ended
	January 1, 2021	December 27, 2019	January 1, 2021	December 27, 2019
Net income	$12,686	$15,676	$28,484	$34,923
Other non-operating adjustments, net	(3)	(549)	(185)	(248)
Interest expense (income), net	13	(312)	(59)	(1,499)
Income tax provision	4,433	5,110	6,631	3,092
Depreciation	5,641	4,555	10,907	8,917
Amortization of intangible assets	7,643	7,992	15,374	15,011
Restructuring and other charges	951	1,101	2,248	1,749
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	2,969	1,882	3,810	4,118
Fair value adjustments from purchase accounting	—	600	—	600
Litigation and settlement expense, net	251	142	438	455
COVID related expenses	3,309	—	5,628	—
Stock-based and other non-cash compensation expense	7,439	6,639	14,806	12,415
Adjusted EBITDA	$45,332	$42,836	$88,082	$79,533

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2021 Results, Page 14

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures for property and equipment, which includes capitalized software development costs, and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Second Quarters Ended		Six Months Ended
	January 1, 2021	December 27, 2019	January 1, 2021	December 27, 2019
Cash provided by operating activities	$23,939	$32,066	$46,868	$56,376
Purchases of property and equipment	(13,775)	(11,324)	(24,753)	(20,919)
Free cash flow	$10,164	$20,742	$22,115	$35,457

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2021 Results, Page 15

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income and adjusted earnings per share (“adjusted EPS”) are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with our peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(2). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Second Quarters Ended
	January 1, 2021		December 27, 2019
Net income and earnings per share	$12,686	$0.23	$15,676	$0.29
Other non-operating adjustments, net(1)	(3)		(549)
Amortization of intangible assets	7,643		7,992
Restructuring and other charges	951		1,101
Impairment of long-lived assets	—		—
Acquisition and financing costs	2,969		1,882
Fair value adjustments from purchase accounting	—		600
Litigation and settlement expense, net	251		142
COVID related expenses	3,309		—
Stock-based and other non-cash compensation expense	7,439		6,639
Impact to income taxes(2)	(5,275)		(4,368)
Adjusted income and adjusted earnings per share	$29,970	$0.54	$29,115	$0.53

Diluted weighted-average shares outstanding		55,434		55,001

(1) Effective as of the third quarter of fiscal 2020, the Company has revised its definition of adjusted income and adjusted earnings per share to incorporate other non-operating adjustments, which includes gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. Adjusted EPS for prior periods has been recast for comparative purposes.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2021 Results, Page 16

	Six Months Ended
	January 1, 2021		December 27, 2019
Net income and earnings per share	$28,484	$0.51	$34,923	$0.63
Other non-operating adjustments, net(1)	(185)		(248)
Amortization of intangible assets	15,374		15,011
Restructuring and other charges	2,248		1,749
Impairment of long-lived assets	—		—
Acquisition and financing costs	3,810		4,118
Fair value adjustments from purchase accounting	—		600
Litigation and settlement expense, net	438		455
COVID related expenses	5,628		—
Stock-based and other non-cash compensation expense	14,806		12,415
Impact to income taxes(2)	(12,299)		(15,293)
Adjusted income and adjusted earnings per share	$58,304	$1.05	$53,730	$0.98

Diluted weighted-average shares outstanding		55,385		55,037

(1) Effective as of the third quarter of fiscal 2020, the Company has revised its definition of adjusted income and adjusted earnings per share to incorporate other non-operating adjustments, which includes gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. Adjusted EPS for prior periods has been recast for comparative purposes.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2021 Results, Page 17

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Organic revenue and acquired revenue are non-GAAP measures for reporting financial performance of its business. Management believes this information provides investors with insight as to the Company’s ongoing business performance. Organic revenue represents total company revenue excluding net revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). Acquired revenue represents revenue from acquired companies for the first four full quarters since the entities' acquisition date (which excludes intercompany transactions). After the completion of four full fiscal quarters, acquired revenue is treated as organic for current and comparable historical periods.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Second Quarters Ended		Six Months Ended
	January 1, 2021	December 27, 2019	January 1, 2021	December 27, 2019
Organic revenue	$210,459	$193,913	$407,244	$370,274
Acquired revenue	217	—	9,053	943
Net revenues	$210,676	$193,913	$416,297	$371,217

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2021 Results, Page 18

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending April 2, 2021
Fiscal Year Ending July 2, 2021
(In thousands)

The Company defines adjusted EBITDA as income before other non-operating adjustments, interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Third Quarter Ending		Fiscal Year Ending
	April 2, 2021(1)		July 2, 2021(1)
	Range
	Low	High	Low	High
GAAP expectation -- Net income	$15,900	$17,800	$69,100	$72,800

Adjust for:
Other non-operating adjustments, net	—	—	(200)	(200)
Interest expense, net	600	600	1,100	1,100
Income tax provision	5,600	6,200	20,800	22,100
Depreciation	6,700	6,700	25,000	25,000
Amortization of intangible assets	11,100	11,100	37,300	37,300
Restructuring and other charges	—	—	2,200	2,200
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	700	700	5,100	5,100
Fair value adjustments from purchase accounting	100	100	100	100
Litigation and settlement expense, net	—	—	400	400
COVID related expenses	3,000	3,000	8,700	8,700
Stock-based and other non-cash compensation expense	8,300	8,300	31,400	31,400
Adjusted EBITDA expectation	$52,000	$54,500	$201,000	$206,000

(1) Rounded amounts used.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2021 Results, Page 19

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending April 2, 2021
Fiscal Year Ending July 2, 2021
(In thousands, except per share data)

The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(2). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Third Quarter Ending April 2, 2021(1)
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$15,900	$0.29	$17,800	$0.32
Other non-operating adjustments, net	—		—
Amortization of intangible assets	11,100		11,100
Restructuring and other charges	—		—
Impairment of long-lived assets	—		—
Acquisition and financing costs	700		700
Fair value adjustments from purchase accounting	100		100
Litigation and settlement expense (income), net	—		—
COVID related expenses	3,000		3,000
Stock-based and other non-cash compensation expense	8,300		8,300
Impact to income taxes(2)	(6,100)		(6,100)
Adjusted income and adjusted earnings per share expectation	$33,000	$0.59	$34,900	$0.63

Diluted weighted-average shares outstanding expectation		55,700		55,700

(1) Rounded amounts used.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2021 Results, Page 20

	Fiscal Year Ending July 2, 2021(1)
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$69,100	$1.24	$72,800	$1.31
Other non-operating adjustments, net	(200)		(200)
Amortization of intangible assets	37,300		37,300
Restructuring and other charges	2,200		2,200
Impairment of long-lived assets	—		—
Acquisition and financing costs	5,100		5,100
Fair value adjustments from purchase accounting	100		100
Litigation and settlement expense, net	400		400
COVID related expenses	8,700		8,700
Stock-based and other non-cash compensation expense	31,400		31,400
Impact to income taxes(2)	(23,500)		(23,500)
Adjusted income and adjusted earnings per share expectation	$130,600	$2.35	$134,300	$2.42

Diluted weighted-average shares outstanding expectation		55,500		55,500

(1) Rounded amounts used.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY